Exhibit 10.6.3

AMENDMENT NO. 3
TO THE
REGENERON PHARMACEUTICALS, INC.
2000 LONG-TERM INCENTIVE PLAN

     WHEREAS, the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (the “Plan”) was adopted by Regeneron Pharmaceuticals, Inc. (the “Company”) on April 24, 2000 and became effective as of such date pursuant to the approval of the Company’s shareholders; and

     WHEREAS, pursuant to Section 19 of the Plan, the Board of Directors of the Company is authorized to amend the Plan at any time, subject to the receipt of shareholder approval if the Board of Directors determines that such approval is necessary in order to satisfy the requirements of applicable law; and

     WHEREAS, the Company has sought shareholder approval of the amendment set forth in paragraph 1 below, which has the effect of increasing the number of shares of Company Stock reserved for issuance under the Plan by 7,500,000 shares; and

     WHEREAS, the Board of Directors of the Company desires to amend the Plan, in the manner set forth in paragraph 1 below.

     NOW THEREFORE, the Plan is hereby amended, effective as of June 14, 2004 as set forth below.

1.	Section 3(a) of the Plan, Shares Available for Awards, is hereby amended by deleting the first full paragraph thereof and replacing it in its entirety with the following paragraph:

“The shares of Company Stock that may be issued with respect to Awards made under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company treasury (including authorized and issued shares of Company Stock acquired or purchased by the Company and held by the Company as treasury shares). Subject to the subsequent provisions of this Section 3, including the adjustment provisions contained herein, the maximum number of shares of Company Stock that may be delivered pursuant to Awards made under the Plan shall equal the sum of: (i) 18,500,000 shares of Company Stock; (ii) any shares of Company Stock previously reserved for issuance under the Company’s 1990 Long-Term Incentive Plan (the “Prior Plan”), but which remain unissued as of June 14, 2002 and any shares of Company Stock that are represented by awards granted under the Prior Plan which are forfeited, expire, or are cancelled without delivery of shares of Company Stock; and (iii) any shares of Company Stock that again become available for Awards pursuant to Section 3(e) below. Notwithstanding the foregoing, the maximum number of shares of Company Stock that may be issued pursuant to Incentive Stock Options shall be 18,500,000 shares.”

2.	The Plan is hereby ratified and confirmed in all other respects

           IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed by an authorized officer of the Company.

REGENERON PHARMACEUTICALS, INC.

By: /s/ Stuart Kolinski

Name: Stuart Kolinski
Title: Vice President & General Counsel